UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2020

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), on March 20, 2020, the Board of Directors of United Bankshares, Inc. (the “Corporation”) approved amendments to the Corporation’s Bylaws to allow the Corporation to hold virtual shareholder meetings. The Board of Directors also amended the Bylaws to remove the requirement that notice be provided to the shareholders in the annual proxy materials regarding any amendment to the Bylaws. The Board of Directors determined that the notice provision was no longer necessary since the Corporation is currently required to provide notice to shareholders of any amendment to the Bylaws by filing a Form 8-K with the Securities and Exchange Commission.

The Company’s Bylaws, as amended and restated, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

3.1	Restated Bylaws of United Bankshares, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: March 20, 2020	By:	/s/ W. Mark Tatterson

W. Mark Tatterson, Executive Vice

President and Chief Financial Officer